Unum Health

Unum Health is a Software-as-a-Service (SaaS) company offering innovative solutions to simplify operations, communications, and experience in the home care industry.

Invest

$99 minimum investment

Deadline April 29, 2022
in a month

Share Price
$0.30

Total Raised
$5,360

Valuation
$3,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Pitch > Updates Discussion

INTRODUCTION

Unum Health's software consists of both an agency and employee interface (UI). Our platform is a way for homecare agencies to organize their operations and gives caregivers a digital solution for home care visits. Through the desktop and mobile interface, Unum provides home care owners, caregivers, and the people they care for an all-encompassing solution.

DEAL HIGHLIGHTS

- Wallace McCain Institute - Entrepreneurial Leadership Program
- $1M invested/raise to build and scale platform
- Startup Canada Atlantic Award - Entrepreneur of the Year 2018
- Startup Canada National Award - Entrepreneur of the Year 2018
- Propel ICT 2018/2019
- Unicare becomes first user of Unum Health
- Two early adopters sign on
- Pilot project with 500 users (500k-1M) approved
- ALTS Accelerator Certificate

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PROBLEM

Caretaker walking with senior citizen



Small and medium sized home care agencies all started somewhere. Based on a large need for their services, the industry is growing faster than they can manage. The problem small and medium care enterprises (SME's) run into is system adaptation. The systems they started with are not the systems they can grow with and the 'Silver Tsunami', as coined by the Canadian Home Support Association, is quickly approaching a critical mass worldwide.

They started heavily paper-based, navigating multiple systems from payroll to scheduling, and organizing daily files in cabinets. Going from 10 care workers and clients can quickly turn to 100+ in a couple of years. The home care industry is evolving as data traceability is becoming a top priority and families of loved ones want more information on the care plan remotely. As growth takes over, paper becomes times consuming, scheduling conflicts arise, and trying to find a file can become the biggest headache.

> **"Just over 2 million Canadians received care in 2012. In the United States, approximately 39.8 million caregivers provide care to adults (aged 18+) with a disability or illness or 16.6% of Americans."**
>
> Statistics Canada

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SOLUTION

Caregiving App Requirements


unum health
OUR SOLUTION


families and clients
caregivers
agencies
extended health care team
OFFLINE MODE
WELLNESS CHECKS
CENTRALIZED SOLUTION
GEOTAGGING

Unum is a SaaS company created with all the growing pains of small and medium sized home care agencies in mind. We were conscious to not be robust like an EMR but the right size to fit a growing agency. Unum has two interfaces, one for the agency office team and one for the care workers who are out meeting with clients.

The Unum office UI is focused on navigating all the information that runs the agency digitally. This includes:

- onboarding new clients
- scheduling daily visits
- real-time to observation visits for the day and visits completed throughout the day, with the options for both online and offline modes available when necessary.

Our care worker interface allows all workers to see who they are caring for, access to client information even before the visit starts, additional security features during visits and even geotagging when visits are completed for location verification and billing.

BUSINESS MODEL

SaaS Pricing Model


SaaS Pricing Model
(per agency)
unum health
x12 MONTHS
$22,500 USD /YEAR
$1,875
Homecare Agency
$15
(125 users on average)
Client Homes

Unum is a SaaS company that utilizes a subscription-based business model. Agencies pay $15USD per home care worker per month. Based on the average agency size within the SME market (0-250 homecare workers), each agency would generate $1,875 a month at $15/worker. Annually, this would mean that one agency alone would generate $22,500USD. As illustrated in our business model, this pricing strategy allows Unum Health to reach well over the $1M mark in just three years.

MARKET

The home care market in Canada consists of 4,149 establishments, with 83.2% of these having between 0-99 employees, as reported by the Canadian government. Since our target market is SMEs, Unum Health has ample opportunity to gain market share. With an aging population not only in North America, but also globally, the demand for home care workers will only become larger. The UN projects that by 2050, North America's percentage of individuals 60 years old or over will grow from roughly 20% to just under 30%. These numbers are promising since it shows an upward trend of possible users of home care services.

Percentage of population aged 60 years or over by region from 1980 to 2050



Percentage of population aged 60 years or over by region, from 1980 to 2050
Estimates
Projections
Proportion aged 60 years or over (percentage)
0
5
10
15
20
25
30
35
1980
1990
2000
2010
2020
2030
2040
2050
World
Europe
Northern America
Latin America and the Caribbean
Asia
Oceania
Africa
Data source: United Nations (2017). World Population Prospects: the 2017 Revision.

As of 2018, there were 11,317 home care agencies in the United States, according to Statista. When adding this to the Canadian agencies (4,149), there are roughly 15,466 home care agencies in North America. These agencies serve roughly 42M people; a number that will only grow in the upcoming 30 years.

Home Care Market in the US, Canada & Globally



Canada
2 Million
Large 40%
Small - Medium 60%
USA
40 Million
Large 40%
Small - Medium 60%
Global
840 Million
Large 40%
Small - Medium 60%

KEY PARTNERSHIP

Company Partnerships

MS Multiple Sclerosis Society of Canada

Heart&Stroke

DIABETES CANADA

PRESS

1. ACOA - Miramichi Company Innovating to Streamline and Digitize Home Care
2. Liftoff Capital - NB Business Leads the Way in Home Care Solutions

TEAM

Unum Team


Lisa Williams
Founder, CEO, CFO
Unicare Home Care Inc. 2008
Unum Health 2018
Carl Goodwin
CTO Senior Programmer
Vanessa Cinel
Strategic Partnership Manager

Lisa Williams

Founder & CEO

Lisa Williams is the founder and CEO of Unum Health. Lisa is an experienced healthcare entrepreneur. Lisa is the owner and president of Unicare Home Health Care. Unicare is one of New Brunswick's largest independent providers of home care. Unum Health was born through Lisa's daily insight to the industry and need for technology in her business. Lisa's role for Unum Health will be leading business development activities and guiding the development team on product functionality, product testing, and customer onboarding. Lisa is a graduate of the Wallace McCain Entrepreneurial Leadership program as well as Propel ICT's Incite Program.

Carl Goodwin

Interim CTO

Carl Goodwin is the interim CTO of Unum Health. Carl is an experienced systems architect who has led the development of several technology products in his career. Carl's experience ranges from development of gamming software to data processing software and building a brand-new comprehensive database for the Nova Scotia Motor Vehicle Registry. Carl has worked as a lead architect, a product manager, a CTO, and a business analyst, giving him a broad prospective within the tech industry. He has worked for both small start-up companies and larger organizations such as Ernst and Young and IBM in his career. At Unum Health, he is responsible for oversight of its small development team and has led the development of Unum Health's software since its inception.

Vanessa Cinel

Strategic Relationship Manager

Vanessa Cinel is a Strategic Relationship Manager for Unum Health. Vanessa graduated from St. Francis Xavier University with a degree in business administration and an advanced major in international business. Throughout her degree, she was able to work on various consulting projects, gaining useful knowledge and skills that will enhance the business development and partnerships at Unum Health. Vanessa is currently working towards her MBA degree at Dalhousie University, with hopes to carry forward her education to her consulting and business development work. Vanessa will be focusing on outreach to early adopters, seeking funding opportunities and developing marketing strategies to grow Unum Health's business.

USE OF PROCEEDS

If the offering's maximum amount of $107,000 is raised:

Use	Value	% of Proceeds
Development/Support	$30,000	28.0%
Marketing	$26,757	25.0%
Sales	$45,000	42.1%
Intermediary fees	$5,243	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Unum Health USA, Inc.. This offering must raise at least $10,000 by April 29, 2022 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Unum Health may issue additional securities to raise up to $107,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,356,666 shares
× $0.30 per share

$3,107,000 implied valuation

PITCH DECK

Unum Health


unum
health
connecting people - bridging resources - supporting caregivers

FINANCIALS

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

Form C on August 10, 2021

Form C/A on October 8, 2021

Form C/A on December 9, 2021

Form C/A on February 24, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

› Website

› LinkedIn

› Facebook

UPDATES

- Feb 24, 2022 — Filed Form C/A
- Dec 9, 2021 — Filed Form C/A
- Oct 8, 2021 — Filed Form C/A
- Aug 10, 2021 — Primary offering of 356,666 shares at $0.30
- Aug 10, 2021 — Filed Form C

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